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Exhibit 11
NATIONAL MEDICAL ENTERPRISES, INC.

Statement Re:  Computation of Per Share Earnings*




                                                         Three Months Ended             Six Months Ended
                                                             November 30,                  November 30,

                                                         1993           1992           1993             1992

                                                                  (in thousands, except per share amounts)
FOR PRIMARY EARNINGS PER SHARE

Shares outstanding at beginning of period. . . . . .     165,899         165,948       165,898         166,963
Shares issued upon exercise of stock options . . . .          15               7             8              19
Dilutive effect of outstanding stock options . . . .         186             142           198             232
Shares issued as grants of restricted stock,
  net of cancellations . . . . . . . . . . . . . . .         (23)            (73)          (11)            (36)
Shares repurchased as treasury stock . . . . . . . .        -               -             -               (964)


Weighted average number of shares
  and share equivalents outstanding. . . . . . . . .     166,077         166,024       166,093         166,214


Income from continuing operations before
  cumulative effect of a change in accounting. . . . $    61,180     $    78,032   $   113,908      $  128,416

Loss from discontinued operations. . . . . . . . . . $  (287,371)    $   (25,651)  $  (441,000)     $  (25,411)

Cumulative effect of a change in accounting. . . . .        -               -      $    60,121            -

Net income (loss). . . . . . . . . . . . . . . . . . $  (226,191)    $    52,381   $  (266,971)     $  103,005


Earnings per share from continuing operations. . . . $      0.37     $      0.47   $      0.69      $     0.77

Loss per share from discontinued operations. . . . . $     (1.73)    $     (0.15)  $     (2.66)     $    (0.15)

Earnings per share from a change in accounting . . .        -               -      $      0.36               -

  Net. . . . . . . . . . . . . . . . . . . . . . . . $     (1.36)    $      0.32   $     (1.61)     $     0.62



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Exhibit 11
NATIONAL MEDICAL ENTERPRISES, INC.

Statement Re:  Computation of Per Share Earnings* (continued)




                                                         Three Months Ended             Six Months Ended
                                                             November 30,                  November 30,

                                                         1993           1992           1993             1992

                                                                  (in thousands, except per share amounts)
FOR FULLY DILUTED EARNINGS PER SHARE

Weighted average number of shares used in
  primary calculation. . . . . . . . . . . . . . . .     166,077         166,024       166,093         166,214
Additional dilutive effect of stock options. . . . .          88              48            44              25
Assumed conversion of dilutive convertible
  notes and debentures . . . . . . . . . . . . . . .      13,978          14,460        13,978          14,634

Fully diluted weighted average number of shares. . .     180,143         180,532       180,115         180,873


Income from continuing operations
  used in primary calculation. . . . . . . . . . . . $    61,180     $    78,032   $   113,908      $  128,416
Adjustments for interest expense,
  contractual allowances and income taxes. . . . . .       1,405           1,106         2,491           2,449

Adjusted income from continuing operations
  used in fully dilutive calculation . . . . . . . . $    62,585     $    79,138   $   116,399      $  130,865

Loss from discontinued operations used in
  primary calculation. . . . . . . . . . . . . . . . $  (287,371)    $   (25,651)  $  (441,000)     $  (25,411)

Cumulative effect of a change in accounting
  used in primary calculation. . . . . . . . . . . .         -               -     $    60,121             -

Adjusted income (loss) used in fully dilutive
  calculation. . . . . . . . . . . . . . . . . . . . $  (224,786)    $    53,487   $  (264,480)     $  105,454


Earnings per share from continuing operations. . . . $      0.35     $      0.44   $      0.65      $     0.72

Loss per share from discontinued operations**. . . . $     (1.60)    $     (0.14)  $     (2.45)     $    (0.14)

Earnings per share from a change in accounting . . .         -               -     $      0.33      $      -

  Net**. . . . . . . . . . . . . . . . . . . . . . . $     (1.25)    $      0.30   $     (1.47)     $     0.58






  * All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

  ** These calculations are submitted in accordance with Regulation S-K item 601(b)(11) although for the 1993 periods it is contrary to paragraph 40 of APB opinion No. 15 because it produces an anti-dilutive result.
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